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                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]




May 1, 1998



Zale Corporation
901 West Walnut Hill Lane
Irving, Texas  75038-1003


Gentlemen:

         We have acted as counsel to Zale Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of 850,000 shares of common stock, $0.01 par value ("Common Stock"), of the Company which may be issued or transferred from time to time under the Zale Corporation Savings and Investment Plan, as amended through the Sixth Amendment thereof which is effective as of May 1, 1998 (the "Plan").

         We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on May 1, 1998 for the registration under the Securities Act of 850,000 shares of Common Stock relative to the Plan.

         With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon the foregoing, we are of the opinion that the 850,000 shares of Common Stock of the Company which from time to time may be issued or transferred under the Plan in accordance with appropriate proceedings of the Plan Administrative Committee, when so issued


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Zale Corporation
May 1, 1998
Page 2

and sold at prices in excess of the par value of the Common Stock in accordance with the provisions of the Plan will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    Very truly yours,

                                                    GARDERE & WYNNE, L.L.P.



                                                    By: /s/ SUZAN E. FENNER
                                                        ------------------------
                                                        Suzan E. Fenner, Partner